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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 8, 2002


                                LEAR CORPORATION

             (Exact name of Registrant as specified in its charter)


    DELAWARE                        1-11311                           13-3386776

(State or other             (Commission File Number)               (IRS Employer
 jurisdiction of                                                  Identification
 incorporation)                                                          Number)


21557 TELEGRAPH ROAD, SOUTHFIELD, MICHIGAN                                 48034

(Address of principal executive offices)                              (Zip Code)

                                 (248) 447-1500

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)




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ITEM 5.   OTHER EVENTS

(a)  Amendment to By-laws.

         On August 8, 2002, the Board of Directors of Lear Corporation (the "Company") approved an amendment to Section 3.1 of the Company's by-laws to increase the maximum number of directors who can serve on the Board of Directors from eleven (11) to fourteen (14) directors. Section 3.1 was deleted in its entirety and replaced with the following section.

         Section 3.1. Duties and Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one (1) nor more than fourteen (14) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

         The complete set of the by-laws of the Company, as amended, is attached hereto as Exhibit 3.2.

(b) Appointments to the Board of Directors.

         On August 8, 2002, the Board of Directors of the Company appointed David E. Fry and Conrad L. Mallett, Jr. to fill vacancies on the Board of Directors. A copy of the press release announcing the appointment of Messrs. Fry and Mallett is attached hereto as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  3.2 The By-laws of the Company, as amended on August 8, 2002, filed herewith.



                  99.1 Press release issued by the Company regarding the appointment of David E. Fry and Conrad L. Mallett, Jr. to the Board of Directors of the Company, filed herewith.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LEAR CORPORATION,
                                   a Delaware corporation


Date: August 9, 2002               By: /s/  Joseph F. McCarthy
                                       ----------------------------------------
                                   Name:    Joseph F. McCarthy
                                   Title:   Vice President, Secretary and
                                            General Counsel



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EXHIBIT INDEX

Number      Description
------      -----------

3.2         The By-laws of the Company as amended on August 8, 2002.

99.1 Press release issued by the Company regarding the appointment of David E. Fry and Conrad L. Mallett, Jr. to the Board of Directors of the Company.